UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2010

MDRNA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See “Item 3.03 Material Modification to Rights of Security Holders” for a discussion of the March 3, 2010 amendment of the MDRNA, Inc. (the “Company”) Rights Agreement. That discussion is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

On March 3, 2010, the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into an amendment (the “Amendment”) to that certain Rights Agreement (the “Rights Agreement”) dated February 22, 2000 between the Company and the Rights Agent. The Rights Agreement, as amended by the Amendment, is designed to guard against the acquisition of control of the Company through market purchases at an inadequate price and in a manner that does not treat all stockholders equally. The Amendment is effective as of March 17, 2010 and extends the Final Expiration Date (as defined in the Rights Agreement) of the Rights Agreement to March 17, 2013, subject to stockholder approval. Specifically, the Amendment contains a provision that requires that the Amendment be submitted for stockholder approval on or before the first anniversary of the date of the Amendment. If the Amendment is not submitted for stockholder approval within that time frame, or if stockholder approval is not obtained, then the Amendment will terminate pursuant to its terms. The Amendment also modifies the definition of “Beneficial Owner” to address certain derivative security contexts. The Company entered into the Amendment in the normal course and not in response to any acquisition proposal.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the rights Agreement and to the Amendment, a copy of which is attached hereto as Exhibit 4.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, the Board of Directors of the Company ratified the recommendation of the Compensation Committee of the Board of Directors to adopt a retention bonus plan pursuant to which J. Michael French, the President and Chief Executive Officer of the Company, Barry Polisky, Ph.D., the Chief Scientific Officer of the Company, and Peter S. Garcia, the Chief Financial Officer and Secretary of the Company, would receive a cash bonus in the amount of $81,600, $90,000 and $30,000, respectively, which amounts represent 24%, 24% and 10% of the annual base salary of each such executive officer as of March 1, 2010. The Company will pay the retention bonus to Mr. French, Dr. Polisky and Mr. Garcia on the first date on or after May 15, 2010 when the Company has in excess of $5 million in unrestricted cash.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

March 3, 2010	By:	/s/ J. MICHAEL FRENCH
	Name:	J. Michael French
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 2, dated March 3, 2010, to the Rights Agreement, dated February 22, 2000, between MDRNA, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.